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                                                                    EXHIBIT 99.2

                            MAIN STREET BANCORP, INC.
                                 601 Penn Street
                                Reading, PA 19603

FOR IMMEDIATE RELEASE                         CONTACT:  Brian M. Hartline
June 20, 2001                                           President and Chief
                                                        Executive Officer
                                                        (610) 685-1400
                                                        Andrew J. Rothermel
                                                        Executive Vice President
                                                        and General Counsel
                                                        (610) 685-1400

                            MAIN STREET BANCORP, INC.
                      ANNOUNCES APPOINTMENT OF NEW DIRECTOR

     Reading, Pa., June 20, 2001 - The Board of Directors of Main Street Bancorp, Inc. (NASDAQ, NMS: MBNK), announced the appointment of Eric R. Seitzinger to the Board of Directors of the Corporation as a Class I director.

     Mr. Seitzinger has served as a director of the corporation's wholly owned subsidiary Main Street Bank since December, 2000. He was appointed to fill the vacancy created through the expansion of the Board of Directors by one director to fourteen.

     Mr. Seitzinger, a resident of Orwigsburg, Pa., currently serves as President of Mill Creek Leasing, Inc., Schuylkill Haven, Pa.

     Main Street Bancorp, Inc. is a bank holding company headquartered in Reading, Pennsylvania. The business of the Company consists primarily of the operation of its banking subsidiary, Main Street Bank with $1.5 billion in assets, which serves businesses and consumers through forty-two full service community offices throughout Berks, Bucks, Chester, Delaware, Dauphin, Lehigh, Montgomery, Northampton and Schuylkill counties in Pennsylvania, as well as Hunterdon County, New Jersey. The Company's common stock is traded on The Nasdaq Stock MarketSM under the Symbol "MBNK". For more information visit www.mainstreetbancorp.com.



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